Exhibit 99.2

STW Resources Holding Corp. Provides Corporate Update and Expanded Business Lines

Integrated business model benefits from Municipal and Oil & Gas markets throughout Texas.

MIDLAND, Texas, Oct. 25, 2012 /PRNewswire/ -- STW Resources Holding Corp. (OTC QB: STWS), has established itself as a water reclamation services company focusing on providing Total Water Solutions.

STW has researched and applied various technologies through agreements with several manufacturers, resulting in the engagement of the engineering services of BJJA (Bob J. Johnson and Associates). BJJA has been occupied with the design and deployment of customized water processing systems throughout the world for over 35 years. "Our research, and our teaming with BJJA, have given STW the intellectual property to deploy some of the most efficient and economical systems being used today" stated Lee Maddox, COO of STW Resources. Based on source water specifics and certified results from STW's water processing pilot operations for various oil & gas producers in West Texas, STW is able to customize water processing systems to meet specifications desired by producers.  STW's versatile business model is being utilized to build a foundation of revenues based on several related, practical business lines:

STW's future growth is based on five models:

Oil & Gas Industry: Reclamation of produced and/or flow back water to required specifications for on-site reuse. Contaminant removal systems for hydrogen sulfides, sulfates and other contaminants in source waters. Owner-operator model with per-barrel charge revenue stream.

Brackish Water Facility: Reclaim brackish water to specifications necessary for re-use in the well drilling and completion processes. Owner-operator model with per-barrel charge, comparable to local fresh water prices, as a revenue stream.

Integrated Systems - Sales and Consulting:  Consultation on the design and construction of water reclamation systems and ancillary equipment. One-time sales fee model, and consultation is a recurring revenue stream based on contract.

Municipalities:  Consultation and Build-out of large scale desalination projects, including well development of on-site brackish water sources and evaporation ponds. Recurring fee-based revenue stream.

Salt Water Disposal and Fresh Water Facilities:  Implementation of disposal site processes and technologies to reclaim produced/flow back water and/or brackish water for reuse. Partnering model for disposal and reclamation. Monetization by owner-operator model with per-barrel rates for both disposal and reclamation.

STW has procured advancements in technology and in the development of a proprietary chemical to increase efficiency of fresh water recovery and reduce scaling in oil and gas production operations. The company expects to experience a high rate of growth with minimal dilution by means of purchase order, project, and equipment financing.

The company has received a Purchase Order to deploy a system in the Sales & Consulting business line, and is in various stages of negotiations with customers in each of their business lines.

The company has filed its 2011 10-K and restatement, and expects to promptly file its 2012 10-Qs to bring the company current in filings. In addition, STW today completed the application for DTC eligibility.

STW's model of providing superior water reclamation solutions using proprietary technology processes and chemicals lends itself to being an industry leader. The company's versatile business lines will drive high growth rates with exceptional margins.

About STW Resources Holding Corp.

STW Resources Holding Corp. ("STW Resources"), Midland, Texas, provides customized water reclamation services. STW Resources' core expertise is an understanding of water chemistry and its application to the analysis and remediation of complex oil and gas water reclamation projects as well as municipal projects. STW Resources provides a complete solution throughout all phases of a water reclamation project, including financial, chemistry analysis, design, construction, evaluation, implementation and operations. For more information, go to: www.stwresources.com.

About Bob J. Johnson and Associates

Headquartered in Houston, Texas, with offices in West Texas, Central Texas and North Texas, Bob Johnson & Associates is a full-service water treatment company with 36 years of experience in water treatment systems with a full range of capabilities, from equipment to chemical solutions to treat water & wastewater. Services include complete system design, engineering, fabrication and system construction, on-site installation and service after the sale, including maintenance contracts and extended warranties. The company serves municipal, industrial, commercial, and residential markets in Texas, throughout the United States and around the World. From research to design, from fabrication to commissioning, from sales to service, the Bob Johnson name has come to be synonymous with reliable water treatment systems. For more information, visit: http://www.bjja.com/

Forward-Looking Statements

This news release contains forward-looking statements about our business, or financial condition and prospects that reflect our assumptions and beliefs based on information currently available. Risks include the company's ability to secure contractual arrangements with oil and gas lease operators included in pilot programs, and other potential customers negotiating with STW Resources. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. There may be other risks and circumstances that we are unable to predict. When used in this news release, words such as "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including risks discussed in the company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements, except as required by law.